UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MeiraGTx Holdings plc

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable.
(State or incorporation or organization)	(IRS Employer Identification No.)

430 East 29th Street, 10th Floor New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, $0.00003881 nominal value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering file number to which this form relates: 333-224914

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Ordinary Shares, nominal value $0.00003881 per share, of MeiraGTx Holdings plc (the “Registrant”) under the heading “Description of Share Capital and Articles of Association” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-224914), as initially filed with the Securities and Exchange Commission on May 14, 2018, including exhibits, and as may be subsequently amended (the “Registration Statement”), is hereby incorporated by reference. Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 8, 2018

MeiraGTx Holdings plc

By:	/s/ Alexandria Forbes, Ph.D.
Name:	Alexandria Forbes, Ph.D.
Title:	President and Chief Executive Officer